EXHIBIT 23.1



MOORE  &  ASSOCIATES,  CHARTERED
   ACCOUNTANTS AND ADVISORS
   ------------------------
       PCAOB REGISTERED





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------



We consent to the use, in the registrations statement on Form SB-2/A of Nano Holdings International Inc, of our report dated September 19, 2006 on our audit of the consolidated balance sheet of Nano Holdings International Inc as of December 31, 2005, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 2005 and 2004, and the reference to us under the caption "Experts."





/S/  MOORE  &  ASSOCIATES,  CHARTERED
-------------------------------------
Moore  &  Associates  Chartered
Las  Vegas,  Nevada
September  19,  2006

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